UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: September 1, 2010

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	93-1301885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank, 3rd Floor Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 1, 2010, ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Company”), entered into a Master Services Agreement (the “MSA”) with Averion International Corp., a clinical research organization (“Averion”). Under the MSA, Averion will provide the Company with clinical trial support services in connection with and over the course of the Company’s planned Phase II clinical trial for ICT-107, the Company’s lead product candidate for the treatment of brain cancer. The Company expects to initiate the Phase II trial for this cancer vaccine by the end of this year.

Under the MSA, Averion will oversee the enrollment of patients and execution of the Company’s Phase II trial. The MSA, which may be terminated by the Company at any time, provides for a limit of approximately $3 million on the fees that the Company will be obligated to pay Averion if all of the planned services are actually provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 15, 2010	By:	/s/ Manish Singh
	Name:	Manish Singh, Ph.D.
	Title:	President and Chief Executive Officer